  EXHIBIT 99.1

PreCheck Health Services, Inc. appoints Dr. Mitch Ghen as its Chief Science Officer

Miami, FL – May 2, 2019, PreCheck Health Services, Inc. (OTC:HLTY), announced that it has appointed Dr. Mitch Ghen as its chief science officer. As chief science officer, Dr. Ghen will respond to queries regarding clinical or technical issues relating to our product, assist in the evaluation on new products and help us in our training and marketing programs. Dr. Ghen will work for us on a part-time basis.

In addition to being a physician, with a private practice in Boca Raton, Florida, Dr. Ghen holds a master’s degree in biomechanical trauma and has a Ph.D. in nutrition and psychoneuroimmunology. He is an international lecturer on oral and IV nutrition and stem cell transplantation. He is also a medical director for several natural medicine companies and a consultant for physicians worldwide.

Dr. Ghen is the co-author of “Advanced Guide to Longevity Medicine,” “The Ghen and Raine's Guide to Compounding Pharmaceuticals,” “The Anti-Aging Physicians' Handbook for Compounding Pharmaceuticals,” and “The Essentials and Science of IV Parenteral Medicine.”

His soon-to-be-released book, “Look Good, Feel Good and Have Great Sex,” is the first in a series of books about better living.

“The addition of Dr. Mitch Ghen to our team will play a key role as we deploy the PC8B medical device to doctors. Once the doctors have entered into an agreement to use our device, Dr. Ghen can provide “peer to peer” review prior to screening their patients.” stated Lawrence Biggs, the CEO of PreCheck Health Services, Inc.

About PreCheck Health Services, Inc.

PreCheck Health Services Inc. is a Florida corporation focused on the U.S. distribution of a medical diagnostic device, the PC8B. The PC8B medical device is a screening tool designed for use by physicians and medical personnel in managing patient’s health. The device screens patients for biomarkers which are pre-cursors to certain diseases. The PC8B is designed to provide the physician with risk indications of multiple health issues of the patient being screened. The result of the screening is that the PC8B provides physicians with the capability to view data regarding certain biomarkers, immediately after the screening, which can assists them in preventing chronic diseases such as diabetes, cardiovascular disease, and many others. The PC8B is non-invasive, and combined with its ankle brachial index test, takes less than 8 minutes to complete an assessment.

 The Company’s website is www.precheckhealthservices.com. Any information on or derived from our website or any other website does not constitute a part of this press release.

About Our Forward-Looking Information:

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including our ability to obtain substantial funding required for our operations, our ability to market our product to physicians, our ability to generate a gross margin from any sales we may make; our dependence upon a sole supplier for our products and our reliance of the supplier to protect its intellectual property incorporated in our product; our ability to obtain rights to and to market successfully products in addition to our sole product, the PC8B; as well as other risks contained in our “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and any information contained in any other filings we make with the Securities and Exchange Commission.

Investor inquiries contact:

Stuart Smith

SmallCapVoice.Com, Inc.

email: ssmith@smallcapvoice.com

 P. 512-267-2430